Exhibit 21

Subsidiaries of Headwaters Incorporated

*Subsidiaries are 100% owned (either directly or indirectly) except where noted otherwise.

American Lignite Energy, LLC, a Delaware limited liability company (40% ownership)

Atlantic Shutter Systems, Inc., a South Carolina corporation

Blue Flint Ethanol LLC, a Delaware limited liability company (51% ownership)

Chihuahua Stone LLC, a Utah limited liability company

Coal Creek Drying and Storage, LLC, a North Dakota limited liability company (20% ownership)

Covol Engineered Fuels, LC, a Utah limited liability company

Covol Fuels No. 2, LLC, a Utah limited liability company

Covol Fuels No. 3, LLC, a Utah limited liability company

Covol Fuels No. 4, LLC, a Utah limited liability company

Covol Fuels No. 5, LLC, a Utah limited liability company

Dutch Quality Stone, Inc., an Ohio corporation

Eldorado G-Acquisition Co., a Utah corporation

Eldorado SC-Acquisition Co., a Utah corporation

Eldorado Stone Acquisition Co., LLC, a Utah limited liability company

Eldorado Stone Funding Co., LLC, a Utah limited liability company

Eldorado Stone LLC, a Delaware limited liability company

Eldorado Stone Operations LLC, a Utah limited liability company

Eldorado Stone Philippines, Inc., a Philippines corporation (99% ownership)

Environmental Technologies Group, LLC, a Utah limited liability company

Evonik Headwaters LLP, a United Kingdom limited liability partnership (50% ownership)

FlexCrete Building Systems, LC, a Utah limited liability company (90% ownership)

Global Climate Reserve Corporation, a Utah corporation

HCM Stone, LLC, a Utah limited liability company

HCM Utah, LLC, a Utah limited liability company

HES Ethanol Holdings, LLC, a Utah limited liability company

Headwaters CTL, LLC, a Utah limited liability company

Headwaters Clean Carbon Services LLC, a Utah limited liability company (50.1% ownership)

Headwaters Construction Materials, LLC, a Texas limited liability company

Headwaters Construction Materials, Inc., a Utah corporation

Headwaters Energy Services Corp., a Utah corporation

Headwaters Ethanol Operators, LLC, a Utah limited liability company

Headwaters Heavy Oil, LLC, a Utah limited liability company

Headwaters Refinery Investments Co., a Utah corporation

Headwaters Resources, Inc., a Utah corporation

Headwaters Resources Limited, a New Brunswick, Canada corporation

Headwaters Services Corporation, a Utah corporation

Headwaters Synfuel Investments, LLC, a Utah limited liability company

Headwaters Technology Innovation Group, Inc., a Utah corporation

Inspire Services, LLC, a Michigan limited liability company

L-B Stone LLC, a Utah limited liability company

Metamora Products Corporation, a Michigan corporation

Metamora Products Corporation of Elkland, a Pennsylvania corporation

MTP, Inc., an Ohio corporation

Piedras Headwaters, S. de RL de CV, a Mexican limited liability variable stock company

Stonecraft Manufacturing, LLC, an Ohio limited liability company

Stonecraft Sales, LLC, a Michigan limited liability company

Tapco Europe Limited, a United Kingdom corporation

Tapco International Corporation, a Michigan corporation